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Exhibit 5.1

SHAW PITTMAN LLP
1650 Tysons Boulevard
McLean, Virginia 22102-4859
(703) 770-7900

December 23, 2003

SI International, Inc.
12012 Sunset Hills Road
Reston, Virginia 20190-5869

        Re: Registration Statement on Form S-8

Ladies and Gentlemen:

        We have furnished this opinion to you in connection with a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of $10,000,000 principal amount of deferred compensation obligations (the "Securities"), of SI International, Inc., a Delaware corporation (the "Company"), issuable under the Company's SI International Deferred Compensation Plan (the "Plan").

        We have examined such corporate records, certificates and other documents as we have deemed material for the purposes of this opinion.

        In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified photostatic or facsimile copies and the authenticity of the original of such latter documents, and the legal capacity of all natural persons.

        We express no opinion herein as to the laws of any state or jurisdiction other than the laws of the Commonwealth of Virginia, the Delaware General Corporation Law statute, reported judicial decisions interpreting such statute and applicable provisions of the Constitution of the State of Delaware, and the federal laws of the United States.

        Based upon and subject to the foregoing, we are of the opinion that the Securities have been duly authorized and, when created in accordance with the terms of the Plan, will be valid and binding obligations of the Company enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other laws of general application relating to or affecting enforcement of creditors' remedies or by general principles of equity.

        It is understood that this opinion is to be used solely in connection with the offer and sale of Securities while the Registration Statement is in effect.

        Please note that we are opining only as to the matters expressly set forth in this letter, and no other opinion should be inferred beyond the matters expressly stated herein.

        We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or rules and regulations of the Commission.

                      Sincerely,

                      /s/ Shaw Pittman LLP

                      SHAW PITTMAN LLP

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  Exhibit 5.1